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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 1998, except with respect to Note 17 which is dated February 27, 1998 included in the Company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.




ARTHUR ANDERSEN LLP
April 10, 1998